Form 10KSB, Exhibit 13
period 2005-08-31
MILLER DIVERSIFIED CORP
filed 2008-01-17
CIK 844856

EXHIBIT 13.1

IN THE UNITED STATES DISTRICT COURT
FOR THE DISTRICT OF COLORADO

Civil Action No. 05-CV-1086-WYD-MJW

CHARLES SREBNIK

JOANN SREBNIK

MICHELLE SREBNIK

LEE SREBNIK

GARY DEVONPORT

AIMEE DEVONPORT

ALLISON OKON, individually, and

as Trustee for the Matthew Okon Trust, and

DARYL DINKLA,

                                Plaintiffs,

                                      v.

NORMAN M. DEAN, individually,

JAMES E. MILLER, individually,

CLARK A. MILLER, individually,

MILLER FEEDLOTS, INC., a Colorado corporation,

ANDERSON & WHITNEY, P.C., a Colorado professional corporation,

COMISKEY & COMPANY, PROFESSIONAL CORPORATION,

a Colorado professional corporation, and

SHERMAN & HOWARD L.L.C., a Delaware limited liability company,

                                Defendants.

and

MILLER DIVERSIFIED CORP., a Nevada Corporation

as Nominal Defendant.

STIPULATION AND AGREEMENT

This Stipulation and Agreement (“Agreement”), is entered into effective as of the date set forth below by and among: (1)  Charles M. Srebnik, JoAnn Srebnik, Michelle Srebnik, Lee Srebnik, Gary Devonport, Aimee Devonport, Allison Okon, individually, and as trustee for the Matthew Okon Trust, and Daryl Dinkla, all individually, in any above-stated trustee capacity, and derivatively on behalf of Nominal Defendant Miller Diversified Corp. (“MDC”) (collectively, “Plaintiffs”); (2) Defendants Norman M. Dean, James E. Miller and Clark A. Miller (collectively, the “Management Defendants”); (3) Defendant Miller Feedlots, Inc. (“MFL”); (4) Defendants Anderson & Whitney, P.C. (“A&W”),  Comiskey & Company, Professional Corporation (“Comiskey”), and  Sherman & Howard L.L.C. (“S&H”) (collectively, the “Professional Defendants”) (the Management Defendants, MFL, and the Professional Defendants are referred to, collectively, as the “Defendants”); and (5) Nominal Defendant MDC.  (All of the Plaintiffs, Defendants and Nominal Defendant MDC are referred to, collectively, as the “Parties”).

RECITALS

A.                                   Plaintiffs commenced a civil action in the U.S. District Court, District of Colorado, captioned Charles Srebnik, et al. vs. Norman M. Dean, et al., Case Number 05-cv-01086  (the “Civil Action”).

B.                                     Plaintiffs assert various claims under various theories of law against the Management Defendants, MFL, and the Professional Defendants, asserting both individual claims, and derivative claims, brought on behalf of MDC. MDC was named as a nominal defendant.  \

C.                                     The Parties have reached an agreement to terminate and forever settle any and all claims, and intend to effect a full and final settlement and full accord and satisfaction of any and all claims they may have against each other, either known or unknown, asserted or unasserted, with respect to matters which occurred prior to the Court’s final approval of this Agreement. This settlement is reached as a compromise of disputed clams and is entered into for the sole and express purpose of avoiding costs, expenses, and uncertainties of litigation, and neither this Agreement, nor the consideration therefor, is to be used or construed by the Parties, or any person acting on their behalf, as an admission of wrongdoing or liability to Plaintiffs, MDC, any of MDC’s shareholders, or any of the Defendants, on the part of the Management Defendants, MFL, the Professional Defendants, or MDC, who specifically deny any wrongdoing or liability to the Plaintiffs, MDC, or any of MDC’s shareholders in connection with any of the claims which have been, may be, or could have been asserted by the Plaintiffs, MDC and/or MDC’s shareholders.

NOW THEREFORE, in consideration of the mutual promises and conditions contained herein, and for other good and valuable consideration, the Parties agree as follows:

1.             Preliminary Approval of Settlement.  The Parties shall cooperate to promptly file a Joint Motion for preliminary approval of this Agreement and the settlement contemplated herein (the “Settlement”).  The Parties shall use their best efforts to cause the Joint Motion for preliminary approval to be filed with the Court on or before June 1, 2007, and to attempt to schedule a hearing on final approval with the Court as soon as practicable thereafter and as directed by the Court. MDC shall send out appropriate Notice of the proposed Settlement to MDC’s shareholders as may be directed by the Court, which Notice shall be approved by all Parties prior to printing and mailing.  Plaintiffs and MDC shall be equally responsible for all costs associated with disseminating notice of the proposed Settlement to MDC’s shareholders, including, but not limited to, the printing and mailing of any notices.  None of the other Defendants shall be responsible for any costs associated with the dissemination of the notice to MDC’s shareholders, including, but not limited to, printing or mailing of any notices.

2.             Cancellation of Debt.  The Management Defendants and Defendant MFL will within five business days after entry of a “Final, Non-appealable Order or Judgment” approving this Agreement and dismissing the Civil Action, take all necessary and appropriate action to cancel $300,000 of debt owed by Nominal Defendant MDC to Defendant MFL and/or the Management Defendants. As used in this Agreement, a “Final Non-appealable Order or Judgment” means that an order has been entered and the time for taking an appeal set forth in Fed.R.App.P. 4(a) has passed without the filing of an appeal.   The Professional Defendants have no rights or obligations with respect to the cancellation of debt as set forth in this paragraph, and there are no other obligations or requirements that any of the Professional Defendants assist or otherwise enable the Management Defendants or MFL in their obligations to carry out the duties and obligations set forth in this paragraph.

3.             MDC to Bring SEC Reporting Current.  The Management Defendants will promptly, and as soon as practicable after entry of a Final, Non-appealable Order or Judgment approving this Agreement and dismissing the Civil Action, take all necessary and appropriate action to cause MDC to become current in its Securities and Exchange Commission (“SEC”) Reporting obligations required by applicable provisions of the Securities Exchange Act of 1934 and rules and regulations of the SEC, including, but not limited to, filing all Annual Reports on Form 10-KSB and Quarterly Reports on Form 10-QSB subsequent to MDC’s Fiscal Quarter ended May 31, 2005 when MDC ceased filing SEC Reports. The Professional Defendants have no rights or obligations with respect to the SEC reporting as set forth in this paragraph, and there are no other obligations or requirements that any of the Professional Defendants assist or otherwise enable the Management Defendants in their obligations to carry out the duties and obligations set forth in this paragraph.

4.             SEC Reporting to Remain Current.  The Management Defendants will continue to take all necessary and appropriate action to cause MDC to be current and comply with its SEC Reporting obligations. The Professional Defendants have no rights or obligations with respect to the SEC Reporting as set forth in this paragraph, and there are no other obligations or requirements that any of the Professional Defendants assist or otherwise enable the Management Defendants in their obligations to carry out the duties and obligations set forth in this paragraph.

5.             Resignation and Appointment of Directors.  In order to address and improve MDC’s corporate governance generally, and in particular with respect to related-party transactions Plaintiff Daryl Dinkla (“Dinkla”) will serve as an Independent Director of MDC. Within five (5) business days after entry of a final, non-appealable Order or Judgment approving this Agreement and dismissing the Civil Action, Defendant Clark A. Miller will resign as an officer and Director of MDC, and Defendants Norman M. Dean (“Dean”) and James E. Miller (“Jim Miller”), as Directors of MDC, will appoint Dinkla to MDC’s Board of Directors.  All Directors of MDC, including, but not limited to Dinkla, will be entitled to the same indemnification by MDC as set forth in MDC’s Bylaws.  The Professional Defendants have no rights or obligations with respect to the resignation or appointment of directors as set forth in this paragraph, and there are no other obligations or requirements that any of the Professional Defendants assist or otherwise enable the Management Defendants in their obligations to carry out the duties and obligations set forth in this paragraph.

6.             Continuing Role of Directors.  Unless otherwise agreed by all of the Directors, Dinkla, Dean and Jim Miller shall nominate themselves to serve as the Directors of MDC, and shall vote all shares owned by them and their affiliates to elect themselves as MDC’s Directors. Dean and Jim Miller will not vote in their capacities as directors and/or shareholders to remove Dinkla, except for cause as set forth in MDC’s By-Laws. The Professional Defendants have no rights or obligations with respect to the continuing role of directors as set forth in this paragraph, and there are no other obligations or requirements that any of the Professional Defendants assist or otherwise enable the Management Defendants in their obligations to carry out the duties and obligations set forth in this paragraph.

7.             Legal Counsel.  MDC will consult legal counsel regarding MDC’s SEC Reporting obligations and corporate governance requirements as deemed appropriate by MDC’s Board of Directors.  The Professional Defendants have no rights or obligations with respect to MDC’s consultation with legal counsel as set forth in this paragraph, and there are no other obligations or requirements that any of the Professional Defendants assist or otherwise enable the Management Defendants in their obligations to carry out the duties and obligations set forth in this paragraph.

8.             Cash Payment.  Within 5 business days after entry of a final Order or Judgment approving this Agreement, the Management Defendants, MFL, and the Professional Defendants, or their respective insurers, if any, will pay the total amount of $395,000 (the “$395,000”) as follows: The Management Defendants and MDC shall pay $135,000, S&H shall pay $125,000, A&W shall pay $70,000 and Comiskey shall pay $65,000.  These payments shall be made to the COLTAF Trust Account of the Tenenbaum Law Firm, where they shall be held in trust until 5 business days after entry of a Final Non-appealable Order or Judgment approving this Agreement, at which time, the funds shall be disbursed as directed by the Court.  Any Defendant who has made his or its respective payment into the Tenenbaum Law Firm COLTAF Trust Account specified above is thereafter relieved from any further obligation or responsibilities to make any further payments or perform any other actions except as specifically set forth in this Agreement.  No Defendant shall be responsible to pay more than the aforementioned specified amounts.  Provided, however, in the event a total of $395,000 is not deposited by the Defendants and MDC in the Tenenbaum Law Firm COLTAF Trust Account within the time frame set forth herein, this Agreement and the Settlement contemplated herein and the releases set forth in paragraph 11 herein shall be null and void, of no force and effect, and any payments that have been made shall promptly be returned in full to the persons who made them.

9.             Application for Attorneys Fees and Costs.  It is the agreement and intent of all of the Parties that the cash payment of $395,000 being made by the Defendants be used to pay the Plaintiffs’ attorneys fees and costs.  All Parties acknowledge that Plaintiffs’ counsel will be submitting an Application for Attorneys Fees and Costs to the Court.  Plaintiffs’ counsel has provided counsel for all Defendants and MDC their hourly rates, fee and cost invoices, a copy of the fee agreement, and a summary of their time and costs expended in connection with this litigation. Based upon this information and because the litigation involved numerous complex questions of law and numerous complicated factual issues requiring experienced Plaintiffs’ counsel and qualified experts, all of the Defendants and MDC have agreed that the lodestar (hourly rate x number of hours) is reasonable and the costs expended by Plaintiffs were necessary to pursue the litigation.  All of the Defendants and MDC support and have no objection to the Application for Attorneys Fees and Costs.  All Parties agree that this compromise and dismissal of the claims as memorialized in this Agreement is not contingent upon the Court approving the Application for Attorneys Fees and Costs.  In the event that the Court approves this Agreement but for whatever reason takes any action or no action which has the effect of not granting the Application for Attorneys Fees and Costs in full, the Parties will still have a binding Agreement, the releases provided in paragraph 11 shall be effective and all individual and derivative claims will be dismissed with prejudice as to all of the Defendants and MDC in accordance with paragraph 12 herein.

10.           Payment of Plaintiffs’ Attorneys Fees and Costs.  The amount of Plaintiffs’ attorneys fees and costs approved by the Court (not to exceed $395,000) shall be disbursed as directed by the Court from the payments deposited into the COLTAF Trust Account of The

Tenenbaum Law Firm under paragraph 8.  In the event an appeal is filed on the Order approving the amount Plaintiffs’ attorney fees and costs, but not on the Order approving the Settlement and Dismissing the Civil Action, the Settlement and the releases set forth in paragraph 11 herein shall still be of full force and effect, and no Party or Party Representative shall be refunded any amount of any funds deposited pursuant paragraph 8 herein.  Nothing in this paragraph should be construed to grant or confer any right of appeal to any party or nonparty to this action, other than as already exists and as provided by applicable law, if any.

11.           Mutual Releases.

a.                                       Plaintiffs’ Releases.  Effective upon the Court’s entry of a final Order or Judgment approving this Agreement, and in consideration of the releases, promises and covenants contained herein and other good and valuable consideration, the sufficiency and receipt of which Plaintiffs hereby acknowledge, Plaintiffs, as defined in the opening paragraph of this Agreement,  for themselves and their heirs, successors, representatives, assigns and beneficiaries (collectively “Plaintiff Releasing Parties”), release and forever discharge each of the Defendants and MDC and all of their past, present and future officers, directors, shareholders, members, partners, managers, employees, agents, attorneys, insurers and their heirs, successors, predecessors, and assigns (collectively, Defendant  Released Parties”) from, and hereby covenant not to sue Defendant Released Parties for, any and all claims, derivative actions of any kind, demands, causes of action, obligations, liens, losses, damages, expenses and/or attorney fees, whether now known or unknown, that Plaintiff Releasing Parties, or any of them, have now or may hereafter have against any of the Defendant Released Parties based upon any act or omission that occurred before the final approval of this Agreement by the Court.  It is possible that other injuries, damages, losses, or future consequences or results not now known based upon any act or omission that occurred before the final approval of this Agreement by the Court will develop or be discovered. This release, and the compromise upon which it is based, is expressly intended to cover and include, and does cover and include, a release by Plaintiff Releasing Parties of all such future injuries, damages, losses, or future consequences or results of known or unknown injuries based upon any act or omission that occurred before the final approval of this Agreement by the Court, including a release and waiver of all rights, causes of action, claims, derivative actions of any kind, damages, claims for injunctive relief and lawsuits that may exist or arise in the future because of such future injuries, damages, losses, or future consequences or results of known or unknown injuries.  Plaintiffs understand and agree they are giving up any right they may have to bring any legal, equitable or derivative claim against the Defendant Released Parties based upon any act or omission that occurred before the final approval of this Agreement by the Court except for claims based on breach of this Agreement.

b.                                      MDC’s Releases.  Effective upon the Court’s entry of a final Order or Judgment approving this Agreement, and in consideration of the releases, promises and covenants contained herein and other good and valuable consideration, the sufficiency and receipt of which MDC hereby acknowledges, MDC, both as a public corporation for whom Plaintiffs asserted derivative claims against the Defendants pursuant to Fed. R. Civ. P. 23.1 and as a nominal Defendant, for itself and its shareholders, successors, representatives, affiliates, assigns and beneficiaries (collectively, “MDC Releasing Parties”), release and forever discharge each of the Plaintiffs and Defendants and all of their past, present and future officers, directors, shareholders, members, partners, managers, employees, agents, attorneys, insurers and their heirs, successors, predecessors, and assigns (collectively, “Plaintiff and  Defendant Released Parties”) from, and hereby covenant not to sue Plaintiff and Defendant Released Parties for, any and all claims, derivative actions of any kind, demands, causes of action, obligations, liens, losses, damages, expenses and attorney fees, whether now known or unknown, that MDC Releasing Parties, or any of them, have now or may hereafter have against any of the Plaintiff and Defendant Released Parties based upon any act or omission that occurred before the final approval of this Agreement by the Court.  It is possible that other injuries, damages, losses, or future consequences or results not now known based upon any act or omission that occurred before the final approval of this Agreement by the Court will develop or be discovered. This release, and the compromise upon which it is based, is expressly intended to cover and include, and does cover and include, a release by MDC Releasing Parties of all such future injuries, damages, losses, or future consequences or results of known or unknown injuries based upon any act or omission that occurred before the final approval of this Agreement by the Court, including a release and waiver of all rights, causes of action, claims, derivative actions of any kind, damages, claims for injunctive relief and lawsuits that may exist or arise in the future because of such future injuries, damages, losses, or future consequences or results of known or unknown injuries.  MDC understands and agrees it and the MDC Releasing Parties are giving up any right they may have to bring any legal, equitable or derivative claim against the Plaintiff and Defendant Released Parties based upon any act or omission that occurred before the final approval of this Agreement by the Court except for claims based on breach of this Agreement.  It is specifically acknowledged and agreed that the “Plaintiff and Defendant Released Parties” includes the current officers and directors of MDC named as parties to the Civil Action.

c.                                       Defendants’ Releases.  Effective upon the Court’s entry of a Final Order or Judgment approving this Agreement, and in consideration of the releases, promises and covenants contained herein and other good and valuable consideration, the sufficiency and receipt of which each of the Defendants hereby acknowledge, each of the Defendants as defined in the opening paragraph of this agreement, for themselves and their successors, representatives, affiliates, assigns and beneficiaries (collectively “Defendant Releasing Parties”), release and forever discharge each of the Plaintiffs, MDC and each of the other Defendants and all of their past, present and future officers, directors, shareholders, members, partners, managers, employees, agents, attorneys, insurers, and their heirs, successors, predecessors, and assigns (collectively “General Released Parties”) from, and covenant not to sue any of the General Released Parties for, any and all claims, demands, causes of action, derivative actions of any kind, obligations, liens, losses, damages, expenses and attorney fees, whether now known or unknown, that Defendant Releasing Parties, or any of them, have now or may hereafter have against any of the General Released Parties based upon any act or omission that occurred before the approval of this es, losses, or future consequences or results not now known based upon any act Agreement by the Court.  It is possible that other injuries, damagor omission that occurred before the final approval of this Agreement by the Court will develop or be discovered. This release, and the compromise upon which it is based, is expressly intended to cover and include, and does cover and include, a release by the Defendant Releasing Parties of all such future injuries, damages, losses, or future consequences or results of known or unknown injuries based upon any act or omission that occurred before the final approval of this Agreement by the Court, including a release and waiver of all rights, causes of action, derivative actions, claims, damages, claims for injunctive relief and lawsuits that may exist or arise in the future because of such future injuries, damages, losses, or future consequences or results of known or unknown injuries. Each of the Defendants understand and agree he or it and the Defendant Releasing Parties are giving up any right they may have to bring any legal, equitable or derivative claim against the General Released Parties based upon any act or omission that occurred before the final approval of this Agreement by the Court except for claims based on breach of this Agreement.

d.                                      The Parties, and each of them, further covenant and agree that they will not take any action, nor assert any claim, complaint, debt, damage, lien, cause of action, warranty, suit, liability, obligation or demand, whether in law or in equity, contract or tort, judicially or administratively, against any other Party, or any of their shareholders, owners, members, managers, directors, officers, agents, partners, employees, successors, assigns, parents, subsidiaries, affiliates or representatives, arising from, or in any way relating to, any of the claims or allegations asserted in the Civil Action.

12.           Dismissal of Claims. If and when a final Order or Judgment approving this Agreement is entered by the Court and the $395,000 is deposited by the Defendants and MDC in the COLTAF Trust Account of the Tenenbaum Law Firm in accordance with and in the time required by paragraph 8, the Parties agree the Court shall dismiss with prejudice all of Plaintiffs’ individual claims and derivative claims in this action against the Defendants and MDC, with all Parties to pay their own costs and attorney fees, other than as set forth herein.

13.           No Admission of Liability. It is expressly understood and agreed that the Parties and all other releasees do not admit any liability or wrongdoing arising out of the incidents underlying this Civil Action, but rather, they expressly deny and contest any such liability or wrongdoing. Furthermore, this Agreement was entered into in compromise of disputed claims, solely for the purpose of avoiding the costs, expenses, and uncertainties associated with future litigation, and this Agreement shall not be construed as an admission of liability or wrongdoing on the part of any person.

14.           Severability. The failure by any particular Defendant or MDC to comply with any term of this Agreement or the Court Order approving this Agreement, shall not give rise to a claim against any other Defendants or Parties who have complied.  Nor shall the failure by any Defendant or MDC to comply with any term of this Agreement or the Court Order approving this Agreement affect the releases of other Defendants or Parties who have complied.

15.           Preliminary and Final Approval by Court. All Parties acknowledge that this Agreement is subject to approval of the Court pursuant to Fed. R. Civ. P. 23.1.  The Parties agree to expeditiously pursue approval of this Agreement by filing a Joint Motion with the Court on or before June 1, 2007, pursuant to the Court’s orders as entered or as may be entered in the Civil Action, seeking to have Judge Daniel either approve this Agreement or to refer the matter to the Magistrate Judge Watanabe under 28 USC §636 for the Magistrate to approve this Agreement. In the event the Court does not enter a final order approving the Settlement, this Agreement and the Settlement contemplated herein and the releases set forth in paragraph 11 herein shall be null and void, and of no force and effect.

16.           Breach of Agreement / Attorney Fees. In the event that any party breaches any term of this Agreement or the Court order approving this Agreement, and litigation of any nature ensues, the prevailing party shall be entitled to an award of his or its reasonable attorney fees and costs. The Court shall retain jurisdiction to resolve any disputes which may arise subsequent to the approval of, or in connection with, this Agreement.

17.           Advice of Counsel. Each party hereto received independent legal advice from attorneys of his, her or its choosing with respect to the advisability of entering this Agreement, the releases provided for in this Agreement and with respect to the terms and conditions of this Agreement.  This Agreement has been negotiated by the Parties and counsel.  It is not to be construed against any party as the drafting party.

18.           Entire Agreement.  This Agreement in the form as finally approved by the Court embodies the entire agreement of the Parties.  There are no further or other promises, agreements, understandings, terms, conditions or obligations other than those contained herein. This Agreement supersedes all previous communications, representations or agreements, either verbal or written, between the Parties or their attorneys.

19.           No Rights of Subrogation. Plaintiffs represent and warrant that no person, entity, firm, corporation, or insurance company, has received any rights of subrogation, or substitution to the claims made, or which could have been asserted by Plaintiffs in the Civil Action, and that there are no liens — voluntary, involuntary, statutory, or otherwise — relating to the Plaintiffs’ Claims in the Civil Action, or this Agreement. Defendants and MDC represent and warrant that no person, entity, firm, corporation, or insurance company, has received any rights of subrogation, or substitution to the claims, if any, which could have been asserted by Defendants and/or MDC in the Civil Action, and that there are no liens — voluntary, involuntary, statutory, or otherwise — relating to such claims or this Agreement.

20.           No Transfer or Assignment of Claims. The Plaintiffs represent and warrant they have not assigned, transferred or conveyed, nor purported to assign, transfer or convey to any person, entity, firm, corporation, or insurance company, any rights, claims, or causes of action (or any portion thereof) they may have, or have had, against any or all of the Defendants, with respect to the Plaintiffs’ Claims in the Civil Action or any matters described in the Civil Action. The Defendants and MDC represent and warrant they have not assigned, transferred or conveyed, nor purported to assign, transfer or convey to any person, entity, firm, corporation, or insurance company, any rights, claims, or causes of action (or any portion thereof) they may have, or have had, against any or all of the Plaintiffs, with respect to the claims, if any, which could have been asserted by Defendants and/or MDC in the Civil Action.

21.           Further Cooperation. The Parties agree to cooperate fully and execute any and all supplementary documents that may be necessary or appropriate to give full force and effect to the basic terms and intent of this Agreement.

22.           Authority to Execute. The individuals executing this Agreement on behalf of the Parties represent and warrant that they have the authority to act on behalf of their principal and execute this document on their principal’s behalf.

23.           Limited Right to Appeal. The Parties covenant and agree not to appeal the Order of the Court approving this Settlement, or any orders directly related thereto, with the exception of the Order on the Application for Attorney Fees and Costs.  Nothing in this paragraph should be construed to grant or confer any right of appeal to any party or nonparty to this action, other than as already exists and as provided by applicable law, if any.

24.           No Publication of Settlement Contributions. Except to the extent disclosed in this Agreement and as may arise in any hearing on preliminary or final approval of the Settlement and this Agreement, the Parties agree that unless otherwise directed by the Court or required by applicable law, the Parties shall not publicize the breakdown of the each Defendants’ settlement contribution as set forth in paragraph 8 herein. Nothing in this paragraph shall be construed to limit Plaintiffs’ ability to enforce the terms of this Agreement in the event of nonpayment of the agreed-upon amount by one or more of the Defendants.

25.           If: (a) any specified condition to the Settlement is not satisfied and the satisfaction of such condition is not waived in writing by Plaintiffs’ counsel and counsel for the Defendants and nominal Defendant MDC; (b) the Court rejects the Settlement, including any amendment thereto approved by the Parties; or (c) the Court approves the Settlement, including any amendment thereto approved by the Parties, but such approval is reversed on appeal and such reversal becomes final by lapse of time or otherwise, then in any such event, the releases in paragraph 11 and the Settlement, including any amendment(s) thereof shall be null and void, of no further force or effect, and without prejudice to any party, and may not be introduced as evidence or referred to in any actions or proceedings by any person or entity, and each party shall be restored to his, her or its respective position as it existed prior to the execution of this Stipulation and Agreement and any payments that have been made in accordance with Paragraph 8, above, shall promptly be returned in full to the persons who made them.

DATED AND EFFECTIVE: May 31, 2007.

PLAINTIFFS:

s/ Charles M. Srebnik	s/ Lee Srebnik
Charles M. Srebnik, individually, and derivatively on behalf of MDC Date: 05/31/07	Lee Srebnik individually, and derivatively on behalf of MDC Date: 05/31/07

s/ JoAnn Srebnik	s/ Gary Devonport
JoAnn Srebnik individually, and derivatively on behalf of MDC Date: 05/31/07	Gary Devonport individually, and derivatively on behalf of MDC Date: 05/31/07

s/ Michelle Srebnik	s/ Aimee Devonport
Michelle Srebnik individually, and derivatively on behalf of MDC Date: 05/31/07	Aimee Devonport individually, and derivatively on behalf of MDC Date: 05/31/07

s/ Allison Okon	s/ Daryl Dinkla
Allison Okon, individually, as Trustee for the Matthew Okon Trust, derivatively on behalf of MDC Date: 06-01-07	Daryl Dinkla individually, and derivatively on behalf of MDC Date: 05/31/07

MANAGEMENT DEFENDANTS:

/s/ Norman M. Dean
Norman M. Dean
Date: 05-31-07

/s/ James E. Miller
James E. Miller
Date: 06-01-07

/s/ Clark A. Miller
Clark A. Miller
Date:

MILLER FEEDLOTS, INC.

By:	/s/ James E. Miller
Name: James E. Miller
Title: President
Date: 06-01-07

MILLER DIVERSIFIED CORP.

By:	/s/ James E. Miller
Name: James E. Miller
Title: President
Date: 06-01-07

PROFESSIONAL DEFENDANTS: ANDERSON & WHITNEY, P.C.

By:	/s/ Larry Atchison
Name: Larry Atchison
Title: President
Date: 05/31/07

COMISKEY & COMPANY, PROFESSIONAL CORPORATION

By:	/s/ Jennifer Maliar
Name: Jennifer Maliar
Title: Vice President
Date: May 31, 2007

SHERMAN & HOWARD L.L.C.

By:	/s/ Christopher Lane
Name: Christopher Lane
Title: General Counsel
Date: 05/31/07

APPROVED AS TO FORM:

/s/ A. Thomas Tenenbaum	/s/ Brian Huebsch
A. Thomas Tenenbaum The Tenenbaum Law Firm Metropoint Center Suite 700 4600 South Ulster Street Denver, Colorado 80237 Tel: (303) 804-3800 Attorneys for Plaintiffs	Steven R. Anderson Brian Huebsch Anderson & Jahde 2100 W. Littleton Blvd., Suite 300 Littleton, Colorado 80120 Tel: (303) 782-0003 Attorneys for Defendant Anderson & Whitney

/s/ Paul Wood	/s/ Michael T. McConnell

Paul Wood

MOYE WHITE, LLP

1600 16th Street, 6th Floor

Denver, CO 80202

Tel: (303) 292-2900

Attorneys for Defendants Norman Dean, James Miller,

Clark Miller, Miller Feedlots, Inc. and for Miller Diversified Corp.

Michael T. McConnell

Traci VanPelt

McConnell Siderius Fleischner

Houghtaling & Craigmile, LLC

4700 S. Syracuse Street, Suite 200

Denver, Colorado 80237

Tel: (303) 480.0400

Attorneys for Defendant Sherman & Howard L.L.C.

/s/ Carla B. Minckley
Thomas D. Birge Carla B. Minckley Birge & Minckley, PC 1700 Broadway, Suite 1501 Denver, Colorado 80290 Tel: (303) 860-7100 Attorneys for Defendant Comiskey & Company, Professional Corporation